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                                                                    EXHIBIT 99.1
INCOMNET

FOR IMMEDIATE RELEASE
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For more information, contact:
   George Blanco
   Incomnet, Inc.
   (949) 224-7575

                  INCOMNET, INC. ANNOUNCES EVENTS IMPORTANT TO
                            ITS COMMON SHAREHOLDERS

IRVINE, Calif.--(BUSINESS WIRE)--January 3, 2000
Incomnet, Inc. (ICNTE), the parent company of Incomnet Communications Corporation, an Orange County based sales and marketing company providing innovative cost-saving communications and internet related services, today announced events important to its common shareholders. As previously announced, on September 2, 1999, Incomnet, Inc. and its wholly owned subsidiary Incomnet Communications Corporation each filed for voluntary petitions for protection under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Central District of California, Santa Ana Division.


DE-LISTING OF INCOMNET, INC.'S COMMON STOCK FROM THE NASDAQ
On September 3, 1999, Incomnet, Inc.'s shares of common stock, which traded under the symbol ICNTE, were de-listed from the Nasdaq SmallCap Market. This action was taken as a result of Incomnet, Inc.'s failure to meet the net tangible assets and filing requirements as stated in marketplace Rules 4310(c)(02) and 4310(c)(14). Management does not anticipate that Incomnet, Inc.'s shares of common stock will be re-listed.


COMMON STOCKHOLDERS OF INCOMNET
As a result of Incomnet, Inc.'s Chapter 11 reorganization proceedings, management anticipates that shareholders of Incomnet, Inc. (ICNTE) will receive no value for Incomnet, Inc. common shares. Management also believes that members of the class action lawsuit will receive nothing from their previous settlement agreement. Although a final determination has not yet been made, it is management's opinion that after all secured and unsecured creditors have settled with Incomnet, Inc. in accordance with the Chapter 11 proceedings, no residual value will be left for Incomnet, Inc. shareholders or class action members.


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CERTAIN FINANCIAL RESULTS (UNAUDITED)
Incomnet, Inc. had net sales of $7.9 million (unaudited) and $7.7 million (unaudited) for the second and third quarters ended June 30, 1999 and September 30, 1999, respectively. The decrease in revenues is primarily due to a decline in ICC subscribers and long distance rates charged to customers in the highly competitive telecommunications market. Through September, 1999, Incomnet, Inc. continued incurring significant net losses (unaudited).

          NOTICE REGARDING FORWARD-LOOKING STATEMENTS IN PRESS RELEASE

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that such forward-looking statements be subject to the safe harbors created by such statutes. The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties. Accordingly, to the extent that this press release contains forward-looking statements regarding the financial condition, operating results, business prospects or any other aspect of the company and its subsidiaries, please be advised that the company and its subsidiaries' actual financial condition, operating results and business performance may differ materially from that projected or estimated by the company in forward-looking statements. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, intense competition, including intensification of price competition and entry of new competitors and products, adverse federal, state and local government and agency regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, lower sales and revenues than forecast, loss of customers, loss of suppliers, technical problems with the company's operations, failure to obtain new customers, litigation and administrative proceedings involving the company, the possible acquisition of new businesses that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, inability of the company to continue as a going concern, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, loss of independent sales representatives and other specific risks that may be alluded to in this press release or in other reports issued by the company. The inclusion of forward-looking statements in this press release should not be regarded as a representation by the company or any other person that the objectives or plans of the company will be achieved.

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